
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the unaudited condensed consolidated financial statements of T. Rowe
Price Realty
Income Fund IV, America's Sales-Commission-Free Real Estate
Limited
Partnership included in the accompanying Form 10-Q for the period ended March
31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000826315
<NAME> T. ROWE PRICE REALTY INCOME FUND IV, AMERICA'S
SALES-COMMISS

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                       1,445,000
<SECURITIES>                                         0
<RECEIVABLES>                                  548,000
<ALLOWANCES>                                    28,000
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                      22,553,000
<DEPRECIATION>                               3,210,000
<TOTAL-ASSETS>                              21,525,000
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                  20,824,000<F2>
<TOTAL-LIABILITY-AND-EQUITY>                21,525,000
<SALES>                                              0
<TOTAL-REVENUES>                               820,000
<CGS>                                                0
<TOTAL-COSTS>                                  543,000
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                277,000
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            277,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   277,000
<EPS-PRIMARY>                                        0<F3>
<EPS-DILUTED>                                        0

<F1>Not contained in registrant's unclassified balance sheet.
<F2>Partners' capital.
<F3>Not applicable.  Net income per limited partnership unit is
$0.36.